   AS FILED WITH SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2000. FILE NO.
                                    0-26040

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [ ]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        COMPUTER LEARNING CENTERS, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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

                                      2000

                                   NOTICE OF
                                 ANNUAL MEETING
                              AND PROXY STATEMENT

                        COMPUTER LEARNING CENTERS, INC.

                        COMPUTER LEARNING CENTERS, INC.
                        10021 BALLS FORD ROAD, SUITE 200
                            MANASSAS, VIRGINIA 20109

                            ------------------------

June 14, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 1:00 p.m. on August 1, 2000 at the Computer Learning Center of Alexandria, 6295 Edsall Road, Suite 210, Alexandria, Virginia, 22312.

     We urge you to participate in the business of the Annual Meeting by completing and returning the enclosed proxy as promptly as possible. Your vote is important.

     The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the stockholders. The Proxy Statement also contains information about the role and responsibility of the Board of Directors and the committees of the Board and provides important information about the nominee for election as Director.

                                          Sincerely,

                                          /s/ JOHN L. CORSE
                                          John L. Corse
                                          President and Chief Executive Officer

                        COMPUTER LEARNING CENTERS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 1, 2000
                            ------------------------

     The 2000 Annual Meeting of Stockholders of Computer Learning Centers, Inc. (the "Company") will be held Tuesday, August 1, 2000 at 1:00 p.m. at the Computer Learning Center of Alexandria, 6295 Edsall Road, Suite 210, Alexandria, Virginia, 22312 for the following purposes:

     1. To elect a Class II Director to serve until the 2003 Annual Meeting of Stockholders.

     2. To approve the Company's 2000 Stock Incentive Plan

     3. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     All stockholders of record at the close of business on June 2, 2000 will be entitled to vote at the meeting. The stock transfer books of the Company will remain open following the record date.

     It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          /s/ MARK M. NASSER
                                          Mark M. Nasser
                                          Secretary

June 14, 2000

                        COMPUTER LEARNING CENTERS, INC.
                        10021 BALLS FORD ROAD, SUITE 200
                            MANASSAS, VIRGINIA 20109
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 1, 2000

     This Proxy Statement and accompanying proxy are being furnished to stockholders on or about June 14, 2000, in connection with the solicitation by the Board of Directors of Computer Learning Centers, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at 1:00 p.m., on Tuesday, August 1, 2000, at the Computer Learning Center of Alexandria, 6295 Edsall Road, Suite 210, Alexandria, Virginia, and at any adjournments of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SECRETARY, COMPUTER LEARNING CENTERS, INC., 10021 BALLS FORD RD, SUITE 200, MANASSAS, VIRGINIA 20109. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

     At the close of business on June 2, 2000, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 18,610,818 shares, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share. The presence in person or by proxy of stockholders holding a majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the proposals presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Election of a Director will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of the other matters to be voted on will require the affirmative vote of a majority of the shares present or represented at the meeting. Shares that abstain from voting with respect to a specific proposal and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as votes in favor of such proposal. Accordingly, broker non-votes and abstentions will have the effect of a vote against any matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on the proposal.

     The Board of Directors knows of no matters, other than those reported below, which are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     All expenses of solicitation of proxies will be borne by the Company. Present and former officers, Directors and other employees of the Company may solicit proxies by telephone, telegram or mail, or by meetings with stockholders or their representatives. The Company will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners.

PROPOSAL ONE:  ELECTION OF DIRECTOR

     The Board of Directors of the Company currently consists of five Directors divided into three classes. The Board is comprised of two Class I Directors, one Class II Director and two Class III Directors, with members of each class holding office for staggered three-year terms. Each Director serves (subject to his earlier death, resignation or removal) until the Annual Meeting of Stockholders held in the year that is three years after such Director's election and thereafter until such Director's successor is elected and has qualified.

     At the Annual Meeting, a Director is to be elected to hold office for a three-year term to expire at the 2003 Annual Meeting of Stockholders. Unless there is a contrary indication, the persons named in the accompanying form of proxy intend to vote such proxy for the election to the Board of Directors of Stephen P. Reynolds, the current Director whose term expires this year.

     The nominee has consented to serve as a Director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying form of proxy intend to vote such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of Directors to eliminate the vacancy.

     Ira D. Cohen resigned as a Director in January 2000. The Company is grateful for his service and wishes him well in his future endeavors.

     A brief summary of each Director's principal occupation, business affiliations and other information follows. Unless otherwise indicated, the principal occupation of each Director has been the same for the past five years. There is no family relationship between any of the Directors or executive officers of the Company.

NOMINEE FOR DIRECTOR

     Stephen P. Reynolds, age 48, has served as a Director of the Company since August 1996. Mr. Reynolds has served in various capacities with General Atlantic Partners II, L.P. or its predecessors since April 1980 and currently serves as special advisor. He also serves as a member of the Boards of Directors of SS&C Technologies, Inc. and Brigham Exploration Company, Inc.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

DIRECTORS CONTINUING IN OFFICE

     Term Expiring at 2001 Annual Meeting

     John L. Corse, age 58, has served as a Director of the Company since October 1994, and as President and Chief Operating Officer since November 1998. Mr. Course served in these capacities until January 2000, when he was appointed the position of President and Chief Executive Officer. From September 1997 to October 1998, Mr. Corse was a self-employed business consultant. From February 1995 to August 1997, he has served as President of Hughes Advanced Systems, a subsidiary of Hughes Aircraft Corporation and a provider of information systems and services to businesses. From 1992 to 1993, he served as President and Chief Executive Officer of Security Software America, Inc., a software publisher serving government contractors and government agencies.

     Ralph W. Clark, age 59, has served as a Director of the Company since October 1994. From 1988 to 1994, Mr. Clark was a Vice President of International Business Machines Corporation ("IBM"), where he served as Assistant General Manager of the Application Software Group, President of the General and Public Sector Division (a software division), and, most recently, President of Skill Dynamics, IBM's education division. Mr. Clark also serves as a member of the Board of Directors of Leggett and Platt, Inc.

     Term Expiring at 2002 Annual Meeting

     Reid R. Bechtle, age 47, joined the Company in 1991 as President of the Company's Computer Learning Center division and has been a Director of the Company since October 1994. Mr. Bechtle served as President of the Company from October 1994 to October 1998 and from November 1998 to January 2000 he served as the Company's Chief Executive Officer. From 1982 to 1991, he served as President of Multi-List, Inc., a software services subsidiary of PRC/Litton, Inc. Mr. Bechtle resigned as Chief Executive Officer in January 2000 but remains with the Company as a member of the Board of Directors.

     Harry H. Gaines, age 62, has been Chairman of the Board of Directors since October 1994 and has served as a Director since 1987. From 1987 to October 1994 and from 1988 to October 1994, he served as President and Chief Executive Officer of the Company and of Mohr Development Company, respectively. From 1989 through September 1995, Mr. Gaines served as President of Blessing/White Inc., a professional management company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Audit and Compensation Committees. The Company does not have a nominating committee.

     The Audit Committee supports the independence of the Company's independent auditors and the objectivity of the Company's financial statements. The Audit Committee (a) reviews the Company's principal policies for accounting, internal control and financial reporting, (b) recommends to the Board of Directors the engagement or discharge of the independent auditors, (c) reviews with the independent auditors the plan, scope and timing of their audit, and (d) reviews the independent auditors' fees and, after completion of the audit, reviews with management the independent auditors' report. The Audit Committee also reviews the annual financial statements of the Company, the independence of the independent auditors, the adequacy of the Company's internal accounting control system, and the Company's policies on business integrity and ethics and conflicts of interest. The Audit Committee held six meetings in fiscal 2000. The members of the Audit Committee are Ralph W. Clark and Stephen P. Reynolds. Please refer to the Audit Committee Charter attached as an appendix to the Proxy Statement.

     The Compensation Committee (a) reviews and makes recommendations to the Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chief Executive Officer and other elected officers of the Company, (b) reviews, administers and makes recommendations to the Board of Directors with respect to any incentive plans and bonus plans that include elected officers, and (c) reviews the Company's policies relating to the compensation of senior management and other employees. In addition, the Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites, and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee held two meetings in fiscal 2000. During fiscal 2000, the members of the Compensation Committee were Ira D. Cohen and Harry H. Gaines. With Mr. Cohen resigning from the Board of Directors in January 2000, Harry H. Gaines is currently the only member of the Compensation Committee.

     During fiscal 2000, there were six regular meetings of the Board of Directors. Mr. Cohen did not participate in any of the Board meetings while the remaining Directors attended 100% of the aggregate number of meetings of the Board of Directors and the standing Board committees on which they serve, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors and persons who own greater than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market.

     Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during the fiscal year ended January 31, 2000 all Section 16(a) filing requirements applicable to its officers, Directors and ten percent beneficial owners were complied with by such persons.

PROPOSAL TWO:  APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

     On May 26, 2000, the Board of Directors of the Company adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan"). Up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 Plan.

SUMMARY OF THE 2000 PLAN

     The following description of the 2000 Plan is qualified in its entirety by the full text of this plan attached as Exhibit A to this Proxy Statement.

     Description of Awards

     The 2000 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options

     Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may not be less than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years, unless the options were granted equal to 110% of the fair market value at date of grant, and incentive options granted to optionees holding more than 10% of the voting power of the Company shall not have a term greater than five years from the date of grant. The 2000 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

     Restricted Stock Awards

     Restricted Stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

     Other Stock-Based Awards

     Under the 2000 Plan, the Board has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

     Eligibility to Receive Awards

     Officers, employees, Directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 2000 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2000 Plan may not exceed 200,000 shares per calendar year.

     Administration

     The 2000 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2000 Plan and to interpret the provisions of the 2000 Plan. Pursuant to the terms of the 2000 Plan, the Board of Directors may delegate authority under the 2000 Plan to one or more committees of the Board. The Board has authorized the Compensation Committee to administer certain aspects of the 2000 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2000 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. As grants of awards under the 2000 Plan are discretionary, the Company cannot now determine the number of options on other Awards to be received by the Company's Named Executive Officers, by all current executive officers as a group or by all current non-executive officers as a group.

     The Board of Directors is required to make appropriate adjustments in connection with the 2000 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger or other Acquisition Event (as defined in the 2000 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash-out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2000 Plan.

     Amendment or Termination

     The Board of Directors may at any time amend, suspend or terminate the 2000 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2000 Plan and with respect to the sale of Common Stock acquired under the 2000 Plan.

     Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted ("the Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held ISO Stock for more than one year prior to the date of sale.

     Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the Exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

     Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is made.

     Other Stock-Based Awards

     The tax consequences associated with any other stock-based Award granted under the 2000 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant's holding period and tax basis for the Award or underlying Common Stock.

     Maximum Income Tax Rates on Capital Gain and Ordinary Income

     Long-term capital gain will be taxable at a maximum rate of 20% if attributable to Common Stock held for more than one year. Short-term capital gain and ordinary income will be taxable at a maximum rate of 39.6%. Phase-outs of personal exemptions and reductions of allowable itemized deductions at higher levels of income may result in slightly higher marginal tax rates. Ordinary compensation income will also be subject to a medicare tax and, under certain circumstances, a social security tax.

     Tax Consequences to the Company

     The grant of an Award under the 2000 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 2000 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 2000 Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code. The Company will have a withholding obligation with respect to any ordinary compensation income recognized by participants under the 2000 Plan who are employees or otherwise subject to withholding in connection with a restricted stock Award or the exercise of a nonstatutory stock option.

     THE BOARD OF DIRECTORS BELIEVES THAT THE FUTURE SUCCESS OF THE COMPANY DEPENDS, IN LARGE PART, UPON THE ABILITY OF THE COMPANY TO MAINTAIN A COMPETITIVE POSITION IN ATTRACTING, RETAINING AND MOTIVATING KEY PERSONNEL. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES ADOPTION OF THE 2000 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL THREE: RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF
                PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE CURRENT FISCAL YEAR

     In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed PricewaterhouseCoopers LLP as independent accountants of the Company for fiscal 2001. Although ratification of the reappointment of PricewaterhouseCoopers LLP is not legally required, the Board believes it is appropriate for the stockholders to ratify such action. In the event the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants, the Company will reconsider such appointment. A representative of PricewaterhouseCoopers LLP, which has served as the Company's independent accountants since 1987, will attend the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Board of Directors reserves the right to replace the independent accountants at any time upon the recommendation of the Audit Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid or accrued during each of the last three fiscal years for the Company's Chief Executive Officer and each of the Company's other executive officers, based on salary and bonus earned during the fiscal year (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION
                                               ---------------------------------------------------------
                                      FISCAL                            OTHER ANNUAL        ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY    BONUSES(1)   COMPENSATION(2)   COMPENSATION(3)
    ---------------------------       ------   --------   ----------   ---------------   ---------------
Reid R. Bechtle.....................   2000    $265,000    $      0        $14,496           $2,500
Former Chief Executive Officer         1999     265,000           0         14,496            2,513
                                       1998     250,000     312,000         14,496            2,399
John L. Corse.......................   2000     215,000           0         10,800               --
President/Chief Executive Officer      1999      57,885      26,875          2,700               --
                                       1998          --          --             --               --
Charles L. Cosgrove.................   2000     187,500           0          6,000            2,109
Former Vice President/Chief
  Financial                            1999     183,750           0          6,000            2,319
Officer                                1998     161,500     165,000          6,000            2,064
Mark M. Nasser......................   2000     115,000           0              0            1,725
Vice President/Chief Financial
  Officer                              1999      90,000           0              0            1,350
                                       1998      74,000      35,000              0            1,110
Susan L. Luster.....................   2000     159,470           0              0            2,422
Vice President of Operations           1999     157,500           0              0            2,500
                                       1998     157,500     157,500              0            2,363
Christine M. Strachota..............   2000     162,000      50,000              0            1,140
Former Vice President of
  International                        1999     150,000      50,000              0            1,313
Operations                             1998          --          --             --               --
Marie A. Bennett....................   2000     111,000           0              0            1,444
Vice President of Regulatory           1999      13,933      10,000              0               --
Compliance                             1998          --          --             --               --

---------------
(1) All bonus amounts shown above were accrued during the stated fiscal year and paid in the subsequent fiscal year except for the amount shown for Marie A. Bennett, whose bonus was paid in December 1998.

(2) Represents contributions toward automobile allowances made by the Company on behalf of the Named Executive Officers indicated.

(3) Represents contributions to the Company's 401(k) Plan made by the Company on behalf of the Named Executive Officers indicated.

COMPENSATION OF DIRECTORS

     No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors. As compensation for serving on the Board of Directors, each Director who is not also an employee of the Company is entitled to receive an annual fee of $8,000 for attendance of the full Board and an annual fee of $2,000 for all committee meetings. Directors also are entitled to reasonable expenses incurred by them in connection with their attendance at Board or committee meetings. Insurance policies in the name of the Company provide for the indemnification of the Company's Directors and officers, as well as for the reimbursement to the Company for amounts paid by the Company above certain limits in indemnifying its Directors and officers. Directors are also eligible to receive options to purchase Common Stock under the Company's 1995 Non-Employee Director Stock Option Plan and other stock plans, see "Stock Plans" below.

CERTAIN TRANSACTIONS

     In February 1997, Reid R. Bechtle, the Company's former Chief Executive Officer, entered into an employment agreement that had a term of one year, renewable for successive one-year periods unless the Company notified Mr. Bechtle of non-renewal at least 90 days prior to the end of the initial term or any renewal term. The agreement provided for an annual salary of $265,000, subject to increases approved by the Compensation Committee, a guaranteed annual bonus equal to 25% of Mr. Bechtle's salary and an additional annual bonus payable based on achievement by the Company of certain revenue and income targets. In January 2000, Mr. Bechtle resigned from his position as Chief Executive Officer and in April 2000 Mr. Bechtle entered into a severance agreement with the Company. The agreement provides that, in lieu of the severance provisions of his employment agreement, the Company shall pay Mr. Bechtle his annual salary and guaranteed bonus, an amount equal to $331,250, in twenty-four equal payments over a twelve-month period ending February 2001.

     In January 1998, the Company entered into a severance agreement with the former Chief Financial Officer of the Company, Charles L. Cosgrove. The agreement provided for an annual salary of not less than $165,000, subject to increases approved from time to time by the Compensation Committee of the Company's Board of Directors. In addition, the agreement specified that Mr. Cosgrove was eligible to receive an annual bonus payable under the Company's bonus plan in accordance with the bonus criteria established by the Company's Board of Directors. In January 2000, Mr. Cosgrove resigned from his position as Chief Financial Officer and entered into a severance agreement with the Company. The agreement provides that, in lieu of the provisions of the 1998 severance agreement, the Company shall pay Mr. Cosgrove his annual salary, an amount equal to $187,500, in twenty-four equal payments over a twelve-month period ending March 2001.

     In June 1998, the Company entered into a severance agreement with the Vice President of Operations of the Company, Susan L. Luster. The agreement provides for an annual salary of not less than $157,500, which may be increased from time to time by the Compensation Committee. In the event Ms. Luster's employment is terminated without cause or resignation for reasons defined in the agreement, she is entitled to a lump sum payment equal to 12 months of salary. In addition, if Ms. Luster's employment is terminated as a result of a change in control as defined in the agreement, she will receive a lump sum amount equal to one and one half times her base salary.

     In November 1998, the Company entered into a severance agreement with the President and Chief Executive Officer of the Company, John L. Corse. The agreement provides for an annual salary of not less than $215,000, which may be increased from time to time by the Compensation Committee. In the event Mr. Corse's employment is terminated without cause or resignation for reasons defined in the agreement, he is entitled to a lump sum payment equal to one and one half times (1.5) his annual salary. In addition, if Mr. Corse's employment is terminated as a result of a change in control as defined in the agreement, he will receive a lump sum payment equal to two times his current base salary and two times his annual bonus of the prior fiscal year.

     In July 1999, the Company entered into a severance agreement with the Vice President of International Operations of the Company, Christine M. Strachota. The agreement provided for an annual salary of not less than $162,000, subject to increases approved by the Compensation Committee. In the event Ms. Strachota's employment was terminated without cause or resignation for reasons defined in the agreement, she was entitled to a lump sum payment equal to 12 months of salary. In addition, if Ms. Strachota's employment were terminated as a result of a change in control as defined in the agreement, she was entitled to receive a lump sum amount equal to one and one half (1.5) times her base salary. In April 2000, Ms. Strachota's employment was terminated and she received a lump sum payment equal to $170,400.

     In October 1999, the Company entered into a severance agreement with the Vice President of Regulatory Compliance of the Company, Marie A. Bennett. The agreement provides for an annual salary of not less than

$105,000, subject to increases approved by the Compensation Committee. In the event Ms. Bennett's employment is terminated without cause or resignation for reasons defined in the agreement, she is entitled to a lump sum payment equal to 12 months of salary. In addition, if Ms. Bennett's employment is terminated as a result of a change in control as defined in the agreement, she will receive a lump sum amount equal to one and one half (1.5) times her base salary.

     In January 2000, the Company entered into a severance agreement with the Chief Financial Officer of the Company, Mark M. Nasser. The agreement provides for an annual salary of not less than $165,000, subject to increases approved by the Compensation Committee of the Company's Board of Directors. In addition, the agreement specifies that Mr. Nasser shall be eligible to receive an annual bonus payable under the Company's bonus plan in accordance with the bonus criteria established by the Company's Board of Directors. In the event Mr. Nasser's employment is terminated without cause or he resigns for good reason as defined in the agreement, he is entitled to receive a lump sum payment in an amount equal to one times his base salary in effect as of the date of termination. In addition, if Mr. Nasser's employment is terminated as a result of a change in control as defined in the agreement, he is entitled to receive a lump sum amount equal to one and one-half times his base salary plus one and one-half times his prior fiscal year bonus or current year target bonus, whichever is larger.

STOCK PLANS

     The Company has a Long-Term Incentive Plan that provides for award of incentive and non-statutory stock options and stock appreciation rights to certain directors, officers and key employees. The plan is administered by the Compensation Committee of the Board of Directors. The Company has reserved 2,326,374 shares of Common Stock for grant under the plan. As of April 30, 2000, options to purchase 95,465 shares of Common Stock were outstanding under this Long-Term Incentive Plan. The Company has provided that no further grants may be made under the Long-Term Incentive Plan.

     The Company's 1998 Stock Incentive Plan provides a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants to the Company's employees, officers, Directors, consultants and advisors. Stock options may be granted either in the form of incentive stock options or non-statutory stock options. The option exercise price of incentive stock options may not be less than the fair market value of Common Stock on the date of grant. The Company has reserved 1,000,000 shares of Common Stock for grant under this plan. As of April 30, 2000, options to purchase 945,650 shares of common stock were outstanding under this plan, and options to purchase 54,350 shares of Common Stock were available for grant.

     The Company's 1995 Stock Incentive Plan provides a variety of awards, including stock options, stock appreciation rights and restricted and unrestricted stock grants to the Company's employees, officers, Directors, consultants and advisors. Stock options may be granted either in the form of incentive stock options or non-statutory stock options. The option exercise price of incentive stock options may not be less than the fair market value of Common Stock on the date of grant. The Company has reserved 1,460,460 shares of Common Stock for grant under this plan. As of April 30, 2000 options to purchase 1,283,358 shares of common stock were outstanding under this plan, and options to purchase 3,960 shares of Common Stock were available for grant.

     The Company's 1995 Non-Employee Director Stock Option Plan (the "Director's Plan") provides that each non-employee Director elected to a three-year term by the stockholders will receive an option to purchase 11,000 shares of Common Stock on the date following his or her election and each Director elected to fill a vacancy on the Board will receive an option to purchase 11,000 shares of Common Stock, multiplied by a fraction the numerator of which is the number of years (counting any portion of a year as one year) remaining in such Director's term and the denominator of which is three. Options to purchase Common Stock under the Director's Plan will vest in three equal increments on the first, second and third anniversary of grant, except that options exercisable for less than 11,000 shares will vest over such period and in such amounts, if any, as may be determined by the Directors.

     Incentive and non-statutory options are exercisable at a price not less than 100% and 50%, respectively, of the fair market value of the common stock at the date of grant, as determined by the Compensation Committee. Stock appreciation rights provide for payments equal to the base amount of the right, as determined by the administration committee. No such appreciation rights are outstanding. Options may be granted in tandem with appreciation rights; however, holders of such tandem awards are subject to restrictions on the matter of exercise as defined in the plan. Generally, stock options and rights vest ratably over five years. All options and rights must be exercised within ten years from date of grant.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                         PERCENT OF
                                           NUMBER OF       TOTAL
                                           SECURITIES     OPTIONS
                                           UNDERLYING    GRANTED TO
                                            OPTIONS     EMPLOYEES IN                                  GRANT DATE
                                            GRANTED        FISCAL      EXERCISE PRICE   EXPIRATION      PRESENT
                  NAME                        (1)           YEAR        PER SHARE(2)       DATE       VALUE($)(3)
                  ----                     ----------   ------------   --------------   ----------   -------------
John L. Corse............................   250,000        26.90%          $1.88         1/26/10       $287,500
Susan L. Luster..........................    30,000         3.23%           1.88         1/26/10         34,500
Mark M. Nasser...........................     7,500          .81%           4.47         6/24/09         20,700
                                             70,000         7.53%           1.88         1/26/10         80,500
Marie A. Bennett.........................    30,000         3.23%           1.88         1/26/10         34,500
Christine M. Strachota (4)...............    30,000         3.23%           1.88         1/26/10         34,500

---------------
(1) Numbers shown represent options to purchase Common Stock.

(2) Stock options granted at 100% of fair market value of Common Stock on the date of grant. With the exception of Mr. Nasser's grant of 70,000 options as to whom 20% of the options vested upon grant, with the remaining options vesting in 20% increments over the next four years, all other options become exercisable in 20% increments over five years.

(3) Grant date present value is determined using the Black-Scholes model. The model makes assumptions about future variables, so the actual value of options may be greater or less than the values stated in the table. For new options granted during fiscal year 2000, the calculations assume no dividend yield, volatility of approximately 67.1% and a risk-free rate of return of 5.9% based on Zero Coupon Treasury Bonds for five-year maturities on the respective grant dates.

(4) Upon Ms. Strachota's termination, her options were cancelled.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                             OPTIONS AT FISCAL-YEAR END       AT FISCAL YEAR-END(1)
                                                   VALUE     ---------------------------   ---------------------------
               NAME                  EXERCISED    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  ----------   --------   -----------   -------------   -----------   -------------
Reid R. Bechtle....................      0           $0        558,076              0        $3,123           $0
John L. Corse......................      0            0         42,201        337,333             0            0
Charles L. Cosgrove................      0            0         96,504              0             0            0
Susan L. Luster....................      0            0         96,000         54,000             0            0
Christine M. Strachota.............      0            0         10,000              0             0            0
Mark M. Nasser.....................      0            0         36,981         79,350             0            0
Marie A. Bennett...................      0            0          4,000         46,000             0            0

---------------
(1) The closing price for the Company's Common Stock on the Nasdaq Stock Market on January 31, 2000 was $1.88. Value is calculated on the basis of the difference between the option exercise price and $1.88, multiplied by the number of "in-the-money" shares of Common Stock underlying the option.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report sets forth the executive compensation policies of the Committee with respect to the Company's executive officers in general and the rationale for the specific decisions affecting the compensation for Mr. John L. Corse, the Company's Chief Executive Officer as of January 2000. This report also discusses the relationship between the compensation of the Named Executive Officers and the performance of the Company.

     The Company's executive compensation program is designed to promote the following objectives:

          - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

          - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

          - To align management's interests with stockholders by including long-term equity incentives.

     The Committee reviewed the compensation policies adopted with respect to all of the Company's executive officers and confirmed that executive officer compensation must be related to the Company's performance and must emphasize increasing stockholder value. The Committee determined that the current compensation policies sufficiently tied the executive officers' compensation to the Company's performance.

     The Committee determined that the Company's continued success is due in part to its skilled executives. In setting and administering the Company's compensation policies and programs, the Committee considers compensation provided to executives of corporations similar to the Company in terms of assets, sales, revenues and earnings. The Company's executive compensation programs are designed to attract, reward and retain skilled executives and to provide incentives which vary upon the attainment of short-term operating performance objectives and long-term performance goals. The main objective is to provide Company executives with incentives directly linked to the creation of stockholder value.

     The Committee's Role. The Committee is responsible for the administration of the executive compensation program and reviews all proposed new or amended employee benefit plans. From February 1998 through October 1998, the Committee was composed of John L. Corse, Harry H. Gaines and Ira D. Cohen. In November 1998, John L. Corse was appointed President and Chief Operating Officer of the Company, which necessitated his departure from the Compensation Committee. Mr. Cohen resigned from the Board of Directors in January 2000. Harry H. Gaines, the remaining member of the Compensation Committee is not eligible to participate in any of the plans which make up the Company's executive compensation program.

     The Committee may select consultants from nationally recognized independent compensation and benefits consulting firms to provide expert advice on any aspect of the Company executive compensation program. The Committee may request written reports or hold private meetings with such consultants in order to obtain independent opinions on compensation proposals. The Committee has met, and will continue to meet, in executive sessions which are not attended by any of the Company's executives or managers.

     Performance Evaluation. The Committee met in executive session in April 2000 to review the overall performance of the Chief Executive Officer, particularly with respect to the Company's long-range strategies and the achievement of both financial and non-financial objectives. Paramount consideration was given to the Chief Executive Officer's role in building stockholder value and improving the return on the stockholders' investment.

     The Compensation Program. The compensation program for the Company executives presently consists of base salary, annual incentive bonus, long-term incentives and employee benefits. It is the intent of the Committee that incentives based on long-term performance should be the major component in the pay package for senior executives. Discussed below is each element of the compensation program.

     Base Salary. Salaries are set and administered to reflect the value of the job in the marketplace and individual contribution and performance. Salaries provide a necessary element of stability in the total pay program and, as such, are not subject to significant variability. Salary increases are based primarily on merit. The Company's executive salaries are evaluated in relation to a competitive annualized merit increase guideline of 4.5% for expected levels of individual performance. Actual increases can vary from the guideline depending primarily on individual performance. The normal interval between salary reviews for the Chief Executive Officer and other executives is 12 months.

     Mr. Corse's salary was increased effective January 26, 2000 to $275,800, an increase of 28.3% after 12 months. Among the other Named Executive Officers, Ms. Luster's salary was increased effective March 1, 2000 to $189,525, an increase of 20.3% after 39 months, Ms. Bennett's salary was increased effective December 14, 1999 to $153,000, an increase of 45.7% after twelve months, Ms. Strachota's salary was increased effective March 1, 2000 to $170,400, an increase of 5.2% after twelve months and Mr. Nasser's salary was increased effective January 18, 2000 to $173,400, an increase of 50.7% after nineteen months.

     Annual Incentive Bonus. The amounts of annual bonus awards are based on corporate financial performance for the year compared to annual performance goals established at the beginning of the year. The Board of Directors, based upon the recommendations of the Compensation Committee, establishes a base, middle, and high performance plan based upon revenue, net income, earnings per share, and individual performance goals. The incentive is structured to allow for incentive payment targets of 50% to 100% of base salary on a graduated basis. The incentive plan is structured to award no bonuses to the plan participants if minimum performance goals are not achieved. The Committee believes that allowing the executive team to earn amounts in excess of the base bonus plan (50% of base salary) will encourage outstanding performance and closely aligns management toward increasing shareholder value. For fiscal 2000, such performance goals were: (1) fiscal 2000 net income and earnings per share compared to plan; (2) fiscal 2000 revenue compared to plan; and (3) individual performance goals related to long-term growth of the Company.

     As a result of not achieving the net income, earnings per share and revenue plans for fiscal 2000, the Compensation Committee recommended and the Board of Directors concurred that none of the named Executives other than Ms. Strachota receive a bonus. Ms. Strachota received a bonus of $50,000 as a condition of her employment with the Company. Mr. Bechtle's guaranteed portion of his annual bonus which equals 25% of Mr. Bechtle's salary or $66,250 was included as part of his severance package.

     Stock Option Awards. The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive for such executives and helps align executive's and stockholders' interests. Stock option awards provide long-term incentives which are directly related to the performance of the Company's Common Stock. Options generally vest at the rate of 20% per year and have 10-year terms.

     Employee Benefits. Executives also participate in the Company's broad-based employee benefits program which includes a 401(k) plan, group medical and dental coverage, group life insurance and other benefit plans.

     Discussion of the Committee's Policy Regarding Qualifying Compensation for Deductibility Under Section 162(m) of the Internal Revenue Code.

     Tax legislation known as the Omnibus Budget Reconciliation Act of 1993 ("OBRA") created a new Code subsection 162(m), under which the allowable deduction for compensation paid or accrued with respect to the chief executive officer and each of the four most highly compensated executive officers of a publicly held corporation is limited to no more than $1 million per year for taxable years on or after January 1, 1994. Certain types of compensation are exempted from this deduction limitation, including payments subject to: (a) the attainment of an objective performance goal or goals; (b) an outside director requirement; and (c) a stockholder approval requirement.

     It is the policy of the Committee to establish a competitive executive compensation program and to design and administer incentive plans which relate directly to the Company's overall performance and the individual executive's specific contribution.

     In light of OBRA, it is the policy of the Committee to modify where necessary the executive compensation plans so as to maximize the tax deductibility of compensation paid to its executive officers, and the Committee does not anticipate paying any compensation in 2001 that is not fully tax deductible. Accordingly, the 2000, 1998 and 1995 Stock Option Plans include a fixed limit on the number of options that may be granted to any individual in any given year.

     This report is furnished by the Committee:

                                HARRY H. GAINES

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Gaines is currently the only member of the Compensation Committee of the Board of Directors. Mr. Gaines is not an executive officer or employee of the Company.

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Stock with the S&P 500 Index and an Industry Group Index for the period from June 1, 1995 through January 31, 2000. The graph assumes the investment of $100 at the close of trading on May 31, 1995 in the Company's Common Stock, the S & P 500 Index and the Industry Group Index and assumes re-investment of all dividends, if any. The industry group consists of the following companies selected on the basis of the similar nature of their business: DeVry, Inc., Whitman Education Group, Inc., ITT Educational Services, Inc., Education Management Corporation and Quest Education Corporation. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is vocational education and training. The Company's Common Stock commenced trading on the Nasdaq Stock Market on May 31, 1995.

[Performance Graph]

                                                COMPUTER LEARNING CENTERS
                                                          INC.                    S&P 500 INDEX           INDUSTRY GROUP INDEX
                                                -------------------------         -------------           --------------------
5/95                                                      100.00                     100.00                      100.00
1996                                                      109.37                     121.09                      154.52
1997                                                      362.47                     152.99                      293.36
1998                                                     1277.17                     194.15                      329.91
1999                                                      193.32                     257.23                      587.72
2000                                                       70.30                     283.85                      297.10

                               SECURITY OWNERSHIP

     The following table sets forth, as of April 30, 2000, to the best knowledge of the Company, the number of shares of the Company's Common Stock owned by (i) any person (including any group) known by management to beneficially own more than 5% of the Company's Common Stock, (ii) each Director of the Company and nominee for Director, (iii) each of the Named Executive Officers employed by the Company as of April 30, 2000 and (iv) all Directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                                   PERCENTAGE OF
                                                              NUMBER OF SHARES   OUTSTANDING SHARES
            NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)            OWNED(1)
            ------------------------------------              ----------------   ------------------
General Atlantic Entities(2)................................     2,944,716              15.8%
125 East 56th Street
New York, NY 10022
Fidelity Investments(3).....................................     1,821,680               9.8%
82 Devonshire Street
Boston, MA 02109-3614
Harry H. Gaines(4)..........................................       264,574               1.4%
Stephen P. Reynolds(5)......................................     2,982,423              16.0%
John L. Corse(6)............................................       100,201                 *
Ralph W. Clark(7)...........................................        52,367                 *
Reid R. Bechtle(8)..........................................       743,076               3.9%
Mark M. Nasser(9)...........................................        37,913                 *
Susan L. Luster(10).........................................       106,350                 *
Marie A. Bennett(11)........................................         4,450                 *
All Directors and executive officers as a group (8
  persons)(12)..............................................     4,291,354              21.5%

---------------
  *  Less than 1%

 (1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise noted. Amounts shown include shares issuable within the 60-day period following April 30, 2000 pursuant to the exercise of options.

 (2) This information based on Schedule 13G, Amendment No. 2, received by the Company on or about April 24, 1998. Includes 1,716,378 shares held by General Atlantic Corporation ("GAC"), which retains sole voting power with respect to such shares, 1,228,338 shares held by General Atlantic Partners

II, L.P. ("GAP") and GAP-CLC Partners, L.P. ("GAP-CLC") (collectively, the "General Atlantic Entities"). The General Atlantic Entities retain shared voting power with respect to the shares held by GAP and GAP-CLC. Stephen P. Reynolds, a
     Director of the Company, is a special advisor to GAP-CLC and disclaims beneficial ownership of shares owned by the General Atlantic Entities.

 (3) This information based on Schedule 13G received by the Company on or about February 14, 2000.

 (4) Includes 14,660 shares issuable pursuant to the exercise within 60 days after April 30, 2000 of options granted under the Director's Plan.

 (5) Mr. Reynolds, a Director of the Company, is a special advisor to GAP-CLC. Mr. Reynolds disclaims beneficial ownership of all of such shares referenced in note (2), except to the extent of his proportionate pecuniary interests therein. Includes 28,707 shares issuable pursuant to the exercise of options within 60 days after April 30, 2000.

 (6) Includes 42,201 shares issuable pursuant to the exercise of options within 60 days after April 30, 2000, including 22,201 Director options.

 (7) Includes 29,677 shares issuable pursuant to the exercise within 60 days after April 30, 2000 of options granted under the Director's Plan.

 (8) Includes 185,000 shares owned by members of Mr. Bechtle's immediate family and 558,076 shares issuable pursuant to the exercise of options as of April 30, 2000.

 (9) Includes 36,981 shares issuable pursuant to the exercise of options within 60 days after April 30, 2000.

(10) Includes 96,000 shares issuable pursuant to the exercise of options within 60 days after April 30, 2000.

(11) Includes 4,000 shares issuable pursuant to the exercise of options within 60 days after April 30, 2000.

(12) Includes 810,302 shares issuable pursuant to the exercise of options within 60 days after April 30, 2000. See note (2) and notes (5) through (11) above.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The date by which stockholder proposals must be received by the Company for inclusion in proxy material relating to the 2001 Annual Meeting of Stockholders is April 3, 2001. In addition, the Company's Bylaws provide that the Company be given advance written notice of any proposal which a stockholder wishes to present for action at an Annual Meeting of Stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8 under the Securities Exchange Act of 1934). The required notice must be in the form prescribed in the Bylaws and be delivered by the stockholder and received by the Secretary at the principal executive office of the Company not less than 30 days prior to the first anniversary of the Notice of Annual Meeting for the prior year. The persons named in the proxy solicited by the Board of Directors in connection with such meeting may vote in their discretion as to any such proposal submitted after that date or as otherwise permitted by Securities and Exchange Commission rules.

                                          By Order of the Board of Directors

                                          /s/ MARK M. NASSER
                                          Mark M. Nasser,
                                          Secretary

June 14, 2000

EXHIBIT A TO PROXY STATEMENT
2000 STOCK INCENTIVE PLAN

                        COMPUTER LEARNING CENTERS, INC.
                           2000 STOCK INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 2000 Stock Incentive Plan (the "Plan") of Computer Learning Centers, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Computer Learning Centers, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.  ELIGIBILITY

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.  ADMINISTRATION, DELEGATION

     (a) Administration By Board Of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment Of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). Any such Committee shall consist of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board.

4.  STOCK AVAILABLE FOR AWARDS

     (a) Number Of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,000,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 8(a), for Awards granted after the Common Stock is registered under the Exchange Act, the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 200,000 shares per calendar year. The per-participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.  STOCK OPTIONS

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement (the "Option Agreement"). The purchase price of shares that are subject to an Option shall not be less than the fair market value of such shares at the time the Option is granted (or less than 110% of the fair market value on the date of the grant in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the Company).

     (d) Duration Of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. No Option will be granted for a term in excess of 10 years and Options granted to optionees holding more than 10% of the total combined voting power of the Company or its parent or any subsidiary shall not be granted for a term in excess of 5 years.

     (e) Exercise Of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (i) in cash or by check, payable to the order of the Company;

          (ii) except as the Board may otherwise provide in an Option Agreement,
     (i) by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, (ii) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery or (iii) by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (iii) to the extent permitted by the Board and explicitly provided in an Option Agreement, (i) by delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) by payment of such other lawful consideration as the Board may determine; or

          (iv) any combination of the above permitted forms of payment.

6.  RESTRICTED STOCK

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms And Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary").

     In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.  OTHER STOCK-BASED AWARDS

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.  ADJUSTMENTS FOR CHANGES IN STOCK AND CERTAIN OTHER EVENTS

     (a) Changes In Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Liquidation Or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Consequences Of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time (the "Acceleration Time") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Time and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such

Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options; (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property, (b) any exchange of shares of the Company for cash, securities or other property pursuant to a share exchange transaction or
(c) any sale of all or substantially all of the assets of the Company.

     (d) Assumption Of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

9.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Transferability Of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each type of Award may be made alone or in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination Of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment Of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions On Delivery Of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including only applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.  MISCELLANEOUS

     (a) No Right To Employment Or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date And Term Of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment Of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) Stockholder Approval. For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

     (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

      APPENDIX B TO PROXY STATEMENT OF COMPUTER LEARNING CENTERS, INC. (6-14-00)

                        COMPUTER LEARNING CENTERS, INC.

                             AUDIT COMMITTEE OF THE
                               BOARD OF DIRECTORS

                                    CHARTER

CHARTER; PURPOSE AND FUNCTION OF COMMITTEE

     This document shall be the official Charter of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Computer Learning Centers, Inc., a Delaware corporation (the "Company"). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities for accurate and complete reporting by reviewing: (a) the annual financial reports provided by the Company to the public, (b) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (c) the Company's auditing, accounting and financial reporting processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee shall be accountable and responsible to the full Board. The Committee's primary duties and responsibilities are to:

     - Serve as independent and objective party to monitor the Company's financial reporting process and internal control systems;

     - Review and appraise the audit efforts of the Company's independent accountants; and

     - Provide open channels of communication among the Company's independent accountants, senior management and the Board.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

COMPOSITION; QUALIFICATIONS OF COMMITTEE MEMBERS

     A. Composition. The Committee currently has two members. The committee shall be comprised of three (3) or more members of the Board by the end of calendar year 2000. The Board shall determine any changes to the number of members from time to time in its discretion.

     B. Qualifications. Each member of the Committee shall be an Independent Director and have Financial Knowledge (each as defined herein), and shall be free from any relationship that, in the judgment of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. At least one (1) member of the Committee shall have Financial Experience (as defined herein).

ELECTION AND MEETINGS

     A. Election. The members of the Committee were appointed by the Board. Thereafter, the Board shall appoint the members of the Committee annually, which shall otherwise serve until their successors shall be duly elected and qualified. Unless a Chairman of the Committee is appointed by the Board, the members of the Committee may designate a Chairman by majority vote of the full Committee.

     B. Meetings. The Committee shall meet at least two times annually, or more frequently as circumstances require in the discretion of the Committee and the Board. As an element of its duties to encourage and facilitate open communication, the Committee should meet at least annually with representatives from the Company's executive management and its independent accountants in separate sessions to discuss any matters that the Committee or any of these groups believe should be discussed.

RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

Review, and if it deems necessary or appropriate, update this Charter periodically, at least annually.

     1. Review the Company's annual financial statements submitted to the public, including any opinion rendered by the Company's independent accountants.

     2. Review the regular internal reports to management prepared by the Company's internal accounting department and management's response to such reports.

     3. Review with the Company's financial management and its independent accountants the annual financial statements prior to filing with the Securities and Exchange Commission the 10-K Annual Report.

Independent Accountants

     4. Recommend to the Board the Committee's selection of an independent accounting firm, considering independence and effectiveness and other factors it deems appropriate and in the best interests of the Company, and approve the fees and other compensation to be paid to such independent accounting firm. On at least an annual basis, the Committee should receive from the independent accounting firm a formal written statement delineating and describing all relationships between the Company and such firm, consistent with the Independence Standards Board's Standard 1. The Committee should review and discuss with the independent accounting firm all such identified relationships or services to examine and determine the independence and objectivity of the accounting firm. The Committee shall take all appropriate action, or recommend to the Board such appropriate actions, to oversee the independence of such independent accountants.

     5. Review and evaluate the performance of the independent accounting firm, and when appropriate, recommend to the Board or implement a discharge and replacement of the accounting firm when circumstances warrant.

     6. Periodically consult with the independent accounting firm, out of the presence of the Company's management, regarding internal controls and the completeness and accuracy of the Company's financial statements.

Financial Reporting Process

     7. In consultation with the independent accounting firm and the Company's internal accounting personnel, review the integrity of the Company's financial reporting process, both internal and external.

     8. Consider the independent accounting firm's judgments about the quality and appropriateness of the Company's accounting principles as applied to its financial reporting.

     9. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested by the independent accounting firm, management of the Company and/or its internal accounting department.

Process and Organizational Improvements

     10. Review any significant judgments made by management, the independent accounting firm, and the Company's internal accounting department regarding management's preparation of the annual financial statements and, where necessary, discuss the view as to the appropriateness of such judgments.

     11. Following completion of the annual audit, review separately with management, the independent accounting firm and the Company's internal accounting department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     12. Review any significant disagreement among management and the independent accounting firm or the Company's internal accounting department in connection with the preparation of the financial statements.

     13. Review with the independent accounting firm, the Company's internal accounting department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.

Legal Compliance; General

     14. Review, with the Company's senior management or outside legal counsel, legal compliance matters, including corporate securities trading policies.

     15. Review, with the Company's senior management or outside legal counsel and the full board, any legal matter that could have a significant impact on the Company's financial statements.

     16. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                                  DEFINITIONS

     INDEPENDENT DIRECTOR--A person other than an officer or employee of the Company or any of its subsidiaries or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent for these purposes:

     (a) a director who is employed by the Company or any of its affiliates for the current year or the past year;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or other non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past year, employed by the Company or any of its affiliates as an executive officer. Immediate family members include a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

     (d) A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three (3) years; or

     (e) A director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     Pursuant to Rule 4310 of the Nasdaq National Market Listing Requirements, one director who is not an Independent Director as defined above and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee if the full Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required in the best interests of the Company and its stockholders, and the Board of Directors discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

     FINANCIAL KNOWLEDGE--A working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements, including balance sheets, income statements, stockholders equity and cash flow statements. Persons who will become so qualified within a reasonable period of time after his or her appointment to the Audit Committee also comply with this provision. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     FINANCIAL EXPERIENCE--Past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

                        COMPUTER LEARNING CENTERS, INC.

       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 1, 2000

The undersigned, having received notice of the meeting and management proxy statement therefor, and revoking all prior proxies, hereby appoints Mark M. Nasser and John L. Corse, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated below, all shares of Common Stock of Computer Learning Centers, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on August 1, 2000 or any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                        (TO BE SIGNED ON REVERSE SIDE.)

                                                              [SEE REVERSE SIDE]

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE AND EACH OF THE PROPOSALS LISTED BELOW.


                                      WITHHOLD AUTHORITY
                                   TO VOTE FOR ALL NOMINEES
                       FOR              LISTED BELOW

Proposal 1:            [ ]                   [ ]
   To elect the following
   nominee as a
   Class II Director
   to serve until the
   2003 Annual Meeting of Stockholders.


NOMINEE:    Stephen P. Reynolds

FOR all nominees listed (except as marked to the contrary listed below).

___________________________________________________________


                                               FOR       AGAINST      ABSTAIN


Proposal 2:                                    [ ]         [ ]          [ ]
Proposal to approve the Company's 2000
Stock Incentive Plan.

Proposal 3:
Proposal to ratify the selection of            [ ]         [ ]          [ ]
PricewaterhouseCoopers LLP to serve as
the Company's Independent accountants for fiscal 2001.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NAMED ABOVE, AND FOR PROPOSALS 2 AND 3.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


SIGNATURE(S)                                    DATE
            -----------------------------------     ------------------------

NOTE: Please sign exactly as name or names appear on Stock Certificates (as indicated hereon).